      EXHIBIT INDEX

Exhibit No.                 Description          Page
----------     --------------------------------------     --------------


10(g)     Certificate stating that a copy of the     Filed Herewith
report for the previous quarter has
     been filed with interested state
     commissions.

Financial
Statement
No.                 Description          Page
---------     -------------------------------------     --------------

1-A     National Grid USA     Filed under
          separate cover
     Consolidated Income Statement for the
quarter ended June 30, 2000

1-B     National Grid USA     Filed under
          separate cover
     Consolidated Balance Sheet as of
     June 30, 2000

2-A     New England Energy, Inc. Balance SheetFiled under
     as of June 30, 2000     separate cover

3-A     Wayfinder Group, Inc. Income     Filed under
     Statement for the quarter ended     separate cover
     June 30, 2000

3-B     Wayfinder Group, Inc. Balance Sheet     Filed under
     as of June 30, 2000     separate cover

4-ATexas Liquids, LLC Income     Filed under
     Statement for the quarter ended     separate cover
     June 30, 2000

4-BTexas Liquids, LLC Balance     Filed under
     Sheet as of June 30, 2000      separate cover

5-ATexas-Ohio Gas, Inc. Income StatementFiled under
     for the quarter ended June 30, 2000     separate cover

5-BTexas-Ohio Gas, Inc. Balance Sheet as ofFiled under
     June 30, 2000     separate cover

6-AAllEnergy Marketing Company, L.L.C.Filed under
     Consolidated Income Statement for     separate cover
     the quarter ended June 30, 2000

6-BAllEnergy Marketing Company, L.L.C.Filed under
     Consolidated Balance Sheet as of     separate cover
     June 30, 2000

Note: Financial Statements are being filed separately pursuant to a request for confidential treatment.